Exhibit 99.1

First Quarter 2014
Earnings Release
and Supplemental Information
VA3
Reston, VA

DuPont Fabros Technology, Inc. 1212 New York Avenue, NW Suite 900 Washington, D.C. 20005 (202) 728-0044 www.dft.com NYSE: DFT	Investor Relations Contacts: Jeffrey H. Foster Chief Financial Officer jfoster@dft.com (202) 478-2333	Christopher A. Warnke Manager, Investor Relations investorrelations@dft.com (202) 478-2330

First Quarter 2014 Results

Table of Contents
Earnings Release	1-4
Consolidated Statements of Operations	5
Reconciliations of Net Income to FFO, Normalized FFO and AFFO	6
Consolidated Balance Sheets	7
Consolidated Statements of Cash Flows	8
Operating Properties	9
Lease Expirations	10
Development Projects	11
Debt Summary and Debt Maturity	12
Selected Unsecured Debt Metrics and Capital Structure	13
Common Share and Operating Partnership Unit Weighted Average Amounts Outstanding	14
2014 Guidance	15

Note: This press release supplement contains certain non-GAAP financial measures that we believe are helpful in understanding our business, as further discussed within this press release supplement. These financial measures, which include Funds From Operations, Normalized Funds From Operations, Adjusted Funds From Operations, Funds From Operations per share, Normalized Funds From Operations per share and Adjusted Funds From Operations per share, should not be considered as an alternative to net income, earnings per share or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity. Information included in this supplemental package is unaudited.

NEWS

DUPONT FABROS TECHNOLOGY, INC. REPORTS FIRST QUARTER 2014 RESULTS
Revenues increase 16%; Normalized FFO per share increases 40%
Midpoint of Normalized FFO guidance range increased $0.03 per share

WASHINGTON, DC, - April 24, 2014 - DuPont Fabros Technology, Inc. (NYSE: DFT) is reporting results for the quarter ended March 31, 2014. All per share results are reported on a fully diluted basis.
Highlights

•
As of April 23, 2014, our operating portfolio was stabilized at 97% leased and commenced as measured by computer room square feet ("CRSF") and 95% leased and commenced as measured by critical load (in megawatts, or "MW").

•	Quarterly Highlights:

•	Normalized Funds from Operations (“Normalized FFO”) of $0.59 per share representing a 40% increase over the prior year quarter.

•	Adjusted Funds from Operations ("AFFO") per share of $0.62 representing a 63% increase over the prior year quarter.

•	Executed one lease totaling 0.49 MW and 5,581 CRSF.

•	Commenced two leases totaling 0.92 MW and 8,381 CRSF.

•	Subsequent to the First Quarter 2014:

•	Executed and commenced one lease totaling 2.60 MW and 27,952 CRSF.
Hossein Fateh, President and Chief Executive Officer, said, “We are pleased to announce that one of our original data center facilities, VA3, is now 95% leased, up from 71% leased at year-end. Strong customer demand throughout our portfolio is supporting expansion of our development pipeline. We expect to deliver Phase IIA of our Santa Clara facility (SC1) in May and are seeing adequate demand to begin Phase IIB with projected delivery in the first quarter of 2015. Our focus on leasing available inventory and pre-leasing development projects will fuel DFT’s growth.”
First Quarter 2014 Results
For the quarter ended March 31, 2014, earnings were $0.30 per share compared to earnings of $0.12 per share for the first quarter of 2013, an increase of 150%. Revenues increased 16%, or $14.3 million, to $102.1 million for the first quarter of 2014 over the first quarter of 2013. The increase in revenues is primarily due to new leases commencing.
Normalized FFO for the quarter ended March 31, 2014 was $0.59 per share compared to $0.42 per share for the first quarter of 2013. The increase of $0.17 per share, or 40%, from the prior year quarter is primarily due to the following:

•	Higher operating income excluding depreciation of $0.11 per share, and

•	Lower interest expense of $0.06 per share due to lower interest rates and higher capitalized interest.
Normalized FFO of $0.59 per share for the quarter ended March 31, 2014 exceeded the upper end of our guidance range by $0.01 per share due to lower operating and general and administrative expenses.
Portfolio Update
During the first quarter 2014, we:

•	Executed and commenced one lease at VA3 for 3.1 years totaling 0.49 MW and 5,581 CRSF.

•
In addition to the VA3 lease noted above, commenced one lease totaling 0.43 MW and 2,800 CRSF at CH1, which was a re-lease of space vacated by a customer on December 31, 2013. There was no vacancy period between the lease termination and the commencement of the new lease.

Year to date, we:

•	Signed two leases with a weighted average lease term of 4.9 years totaling 3.09 MW and 33,533 CRSF that are expected to generate approximately $2.8 million of annualized GAAP base rent revenue.

•	Extended the maturity of one lease at VA3 that was scheduled to expire in 2018 by 0.75 years. There was no impact to cash base rent, and GAAP base rent increased 1.2%.

•	Commenced three leases totaling 3.52 MW and 36,333 CRSF.
Development Update
We are currently developing ACC7 Phase I (11.9 MW) and SC1 Phase IIA (9.1 MW). Both of these developments are on time and on budget, with completion of ACC7 Phase I expected in June/July of this year and SC1 Phase IIA in May of this year. SC1 Phase IIA is 50% pre-leased.

As previously announced during the quarter, we have converted to using reclaimed water instead of potable water at our four data centers with evaporative cooling plants on our Ashburn campus - ACC3, ACC4, ACC5 and ACC6. By using reclaimed water, we have significantly reduced our environmental impact by reducing our consumption of potable water and by using effluent water that would otherwise be discharged into the local waterways by the water authority. ACC7 Phase I will also use reclaimed water when it opens.

Second Quarter and Full Year 2014 Guidance
Our Normalized FFO guidance range is $0.59 to $0.60 per share for the second quarter of 2014.
Our 2014 FFO guidance range was increased to $2.32 to $2.40 per share as compared to prior guidance of $2.28 to $2.38 per share. The lower end of this range assumes no additional leases will be executed through the end of this calendar year. The assumptions underlying this guidance can be found on page 15 of this earnings release.
The $0.03 per share increase in the midpoint of guidance is primarily due to:

•	Lower interest expense of $0.02 per share which is primarily due to higher capitalized interest from the anticipated start of our SC1 Phase IIB development in the second quarter of 2014, and

•	Higher operating income excluding depreciation of $0.01 per share primarily from leases executed year to date.

Balance Sheet and Liquidity
We have a common stock repurchase program that allows for purchases up to $122.2 million that expires on December 31, 2014. In the first quarter of 2014, we did not repurchase any shares, and $122.2 million is still available for purchase.
As of March 31, 2014, we had $72 million of cash and $400 million of available capacity under our revolving credit facility.
Dividend
Our first quarter 2014 dividend of $0.35 per share was paid on April 15, 2014. This quarterly rate represents a 40% increase from the fourth quarter 2013 dividend rate of $0.25 per share. The anticipated 2014 annualized dividend of $1.40 per share represents an estimated Normalized FFO payout ratio of 59% at the midpoint of our current 2014 guidance. For 2013, the Normalized FFO payout ratio was 48% and the AFFO payout ratio was 51%.
First Quarter 2014 Conference Call and Webcast Information
We will host a conference call to discuss these results today, Thursday, April 24, 2014 at 1:00 p.m. ET. To access the live call, please visit the Investor Relations section of our website at www.dft.com or dial 1-877-870-4263 (domestic) or 1-412-317-0790 (international). A replay will be available for seven days by dialing 1-877-344-7529 (domestic) or 1-412-317-0088 (international) using passcode 10043500. The webcast will be archived on our website for one year at www.dft.com on the Presentations & Webcasts page.
About DuPont Fabros Technology, Inc.
DuPont Fabros Technology, Inc. (NYSE: DFT) is a leading owner, developer, operator and manager of enterprise-class, carrier neutral, multi-tenant wholesale data centers. The Company's facilities are designed to offer highly specialized, efficient and safe computing environments in a low-cost operating model. The Company's customers outsource their mission critical applications and include national and international enterprises across numerous industries, such as technology, Internet content providers, media, communications, cloud-based, healthcare and financial services.  The Company's ten data centers are located in four major U.S. markets, which total 2.5 million gross square feet and 218 megawatts of available critical load to power the servers and computing equipment of its customers. DuPont Fabros Technology, Inc., a real estate investment trust (REIT), is headquartered in Washington, DC.  For more information, please visit www.dft.com.

Forward-Looking Statements
Certain statements contained in this press release may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters described in these forward-looking statements include expectations regarding future events, results and trends and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. We face many risks that could cause our actual performance to differ materially from the results contemplated by our forward-looking statements, including, without limitation, the risk that the assumptions underlying our full year and second quarter 2014 guidance are not realized, the risks related to the leasing of available space to third-party customers, including delays in executing new leases and failure to negotiate leases on terms that will enable us to achieve our expected returns, risks related to the collection of accounts and notes receivable, the risk that we may be unable to obtain new financing on favorable terms to facilitate, among other things, future development projects, the risks commonly associated with construction and development of new facilities (including delays and/or cost increases associated with the completion of new developments), risks relating to obtaining required permits and compliance with permitting, zoning, land-use and environmental requirements, the risk that we will not declare and pay dividends as anticipated for 2014 and the risk that we may not be able to maintain our qualification as a REIT for federal tax purposes. The periodic reports that we file with the Securities and Exchange Commission, including the annual report on Form 10-K for the year ended December 31, 2013 contain detailed descriptions of these and many other risks to which we are subject. These reports are available on our website at www.dft.com. Because of the risks described above and other unknown risks, our actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by our forward-looking statements. The information set forth in this news release represents our expectations and intentions only as of the date of this press release. We assume no responsibility to issue updates to the contents of this press release.

DUPONT FABROS TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands except share and per share data)

	Three months ended March 31,
	2014	2013

Revenues:
Base rent	$69,204	$64,132
Recoveries from tenants	31,689	22,690
Other revenues	1,194	937
Total revenues	102,087	87,759
Expenses:
Property operating costs	30,095	23,512
Real estate taxes and insurance	3,467	3,641
Depreciation and amortization	23,269	23,039
General and administrative	4,240	4,550
Other expenses	873	772
Total expenses	61,944	55,514
Operating income	40,143	32,245
Interest income	68	37
Interest:
Expense incurred	(7,824)	(12,937)
Amortization of deferred financing costs	(743)	(918)
Loss on early extinguishment of debt	—	(1,700)
Net income	31,644	16,727
Net income attributable to redeemable noncontrolling interests – operating partnership	(4,788)	(1,973)
Net income attributable to controlling interests	26,856	14,754
Preferred stock dividends	(6,811)	(6,811)
Net income attributable to common shares	$20,045	$7,943
Earnings per share – basic:
Net income attributable to common shares	$0.30	$0.12
Weighted average common shares outstanding	65,348,269	65,089,972
Earnings per share – diluted:
Net income attributable to common shares	$0.30	$0.12
Weighted average common shares outstanding	65,823,921	65,928,717
Dividends declared per common share	$0.35	$0.20

DUPONT FABROS TECHNOLOGY, INC.
RECONCILIATIONS OF NET INCOME TO FFO, NORMALIZED FFO AND AFFO (1)
(unaudited and in thousands except share and per share data)

	Three months ended March 31,
	2014	2013
Net income	$31,644	$16,727
Depreciation and amortization	23,269	23,039
Less: Non real estate depreciation and amortization	(172)	(242)
FFO	54,741	39,524
Preferred stock dividends	(6,811)	(6,811)
FFO attributable to common shares and OP units	$47,930	$32,713
Loss on early extinguishment of debt	—	1,700
Normalized FFO	47,930	34,413
Straight-line revenues, net of reserve	711	(4,607)
Amortization of lease contracts above and below market value	(599)	(598)
Compensation paid with Company common shares	1,593	1,903
Non real estate depreciation and amortization	172	242
Amortization of deferred financing costs	743	918
Improvements to real estate	(425)	(809)
Capitalized leasing commissions	(27)	(112)
AFFO	$50,098	$31,350
FFO attributable to common shares and OP units per share - diluted	$0.59	$0.40
Normalized FFO per share - diluted	$0.59	$0.42
AFFO per share - diluted	$0.62	$0.38
Weighted average common shares and OP units outstanding - diluted	81,431,858	82,096,356

(1) Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income determined in accordance with GAAP, excluding extraordinary items as defined under GAAP, impairment charges on depreciable real estate assets and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. We also present FFO attributable to common shares and OP units, which is FFO excluding preferred stock dividends. FFO attributable to common shares and OP units per share is calculated on a basis consistent with net income attributable to common shares and OP units and reflects adjustments to net income for preferred stock dividends.
We use FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared period over period, captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.
While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to our FFO. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of our liquidity, nor is it indicative of funds available to meet our cash needs, including our ability to pay dividends or make distributions.
We present FFO with adjustments to arrive at Normalized FFO. Normalized FFO is FFO attributable to common shares and units excluding gain or loss on early extinguishment of debt and gain or loss on derivative instruments. We also present FFO with supplemental adjustments to arrive at Adjusted FFO (“AFFO”). AFFO is Normalized FFO excluding straight-line revenue, compensation paid with Company common shares, below market lease amortization net of above market lease amortization, non real estate depreciation and amortization, amortization of deferred financing costs, improvements to real estate and capitalized leasing commissions. AFFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of our operating performance or as an alternative to cash flow provided by operations as a measure of liquidity and is not necessarily indicative of funds available to fund our cash needs including our ability to pay dividends. In addition, AFFO may not be comparable to similarly titled measurements employed by other companies. We use AFFO in management reports to provide a measure of REIT operating performance that can be compared to other companies using AFFO.

DUPONT FABROS TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands except share data)

	March 31, 2014	December 31, 2013
	(unaudited)
ASSETS
Income producing property:
Land	$75,956	$75,956
Buildings and improvements	2,423,357	2,420,986
	2,499,313	2,496,942
Less: accumulated depreciation	(435,384)	(413,394)
Net income producing property	2,063,929	2,083,548
Construction in progress and land held for development	365,613	302,068
Net real estate	2,429,542	2,385,616
Cash and cash equivalents	71,786	38,733
Rents and other receivables, net	13,653	12,674
Deferred rent, net	149,327	150,038
Lease contracts above market value, net	8,879	9,154
Deferred costs, net	38,107	39,866
Prepaid expenses and other assets	48,448	44,507
Total assets	$2,759,742	$2,680,588
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Line of credit	$—	$—
Mortgage notes payable	115,000	115,000
Unsecured term loan	250,000	154,000
Unsecured notes payable	600,000	600,000
Accounts payable and accrued liabilities	22,446	23,566
Construction costs payable	25,489	45,444
Accrued interest payable	1,971	9,983
Dividend and distribution payable	34,238	25,971
Lease contracts below market value, net	9,656	10,530
Prepaid rents and other liabilities	61,040	56,576
Total liabilities	1,119,840	1,041,070
Redeemable noncontrolling interests – operating partnership	375,144	387,244
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $.001 par value, 50,000,000 shares authorized:
Series A cumulative redeemable perpetual preferred stock, 7,400,000 issued and outstanding at March 31, 2014 and December 31, 2013	185,000	185,000
Series B cumulative redeemable perpetual preferred stock, 6,650,000 issued and outstanding at March 31, 2014 and December 31, 2013	166,250	166,250
Common stock, $.001 par value, 250,000,000 shares authorized, 65,804,748 shares issued and outstanding at March 31, 2014 and 65,205,274 shares issued and outstanding at December 31, 2013	66	65
Additional paid in capital	913,442	900,959
Retained earnings	—	—
Total stockholders’ equity	1,264,758	1,252,274
Total liabilities and stockholders’ equity	$2,759,742	$2,680,588

DUPONT FABROS TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Three months ended March 31,
	2014	2013
Cash flow from operating activities
Net income	$31,644	$16,727
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	23,269	23,039
Loss on early extinguishment of debt	—	1,700
Straight line revenues, net of reserve	711	(4,607)
Amortization of deferred financing costs	743	918
Amortization of lease contracts above and below market value	(599)	(598)
Compensation paid with Company common shares	1,593	1,903
Changes in operating assets and liabilities
Rents and other receivables	(979)	(6,360)
Deferred costs	(52)	(119)
Prepaid expenses and other assets	(5,933)	(7,173)
Accounts payable and accrued liabilities	(1,191)	6,299
Accrued interest payable	(8,012)	11,446
Prepaid rents and other liabilities	3,297	4,637
Net cash provided by operating activities	44,491	47,812
Cash flow from investing activities
Investments in real estate – development	(80,159)	(7,340)
Interest capitalized for real estate under development	(2,965)	(210)
Improvements to real estate	(425)	(809)
Additions to non-real estate property	(220)	(18)
Net cash used in investing activities	(83,769)	(8,377)
Cash flow from financing activities
Line of credit:
Proceeds	—	62,000
Repayments	—	(20,000)
Mortgage notes payable:
Proceeds	—	115,000
Lump sum payoffs	—	(138,300)
Repayments	—	(1,300)
Unsecured term loan:
Proceeds	96,000	—
Payments of financing costs	(96)	(1,715)
Exercises of stock options	3,457	—
Common stock repurchases	—	(37,792)
Dividends and distributions:
Common shares	(16,301)	(12,668)
Preferred shares	(6,811)	(6,811)
Redeemable noncontrolling interests – operating partnership	(3,918)	(3,757)
Net cash provided by (used in) financing activities	72,331	(45,343)
Net increase (decrease) in cash and cash equivalents	33,053	(5,908)
Cash and cash equivalents, beginning	38,733	23,578
Cash and cash equivalents, ending	$71,786	$17,670
Supplemental information:
Cash paid for interest	$18,802	$1,700
Deferred financing costs capitalized for real estate under development	$170	$15
Construction costs payable capitalized for real estate under development	$25,489	$2,609
Redemption of operating partnership units	$2,100	$68,900
Adjustments to redeemable noncontrolling interests - operating partnership	$(9,334)	$3,011

DUPONT FABROS TECHNOLOGY, INC.
Operating Properties
As of April 1, 2014

Property	Property Location	Year Built/ Renovated	Gross Building Area (2)	Computer Room Square Feet ("CRSF") (2)	CRSF % Leased (3)	CRSF % Commenced (4)	Critical Load MW (5)	Critical Load % Leased (3)	Critical Load % Commenced (4)
Stabilized (1)
ACC2	Ashburn, VA	2001/2005	87,000	53,000	100%	100%	10.4	100%	100%
ACC3	Ashburn, VA	2001/2006	147,000	80,000	100%	100%	13.9	100%	100%
ACC4	Ashburn, VA	2007	347,000	172,000	100%	100%	36.4	100%	100%
ACC5	Ashburn, VA	2009-2010	360,000	176,000	98%	98%	36.4	98%	98%
ACC6	Ashburn, VA	2011-2013	262,000	130,000	100%	100%	26.0	100%	100%
CH1	Elk Grove Village, IL	2008-2012	485,000	231,000	100%	100%	36.4	100%	100%
NJ1 Phase I	Piscataway, NJ	2010	180,000	88,000	64%	64%	18.2	52%	52%
SC1 Phase I	Santa Clara, CA	2011	180,000	88,000	100%	100%	18.2	100%	100%
VA3 (6)	Reston, VA	2003	256,000	147,000	74%	74%	13.0	75%	75%
VA4	Bristow, VA	2005	230,000	90,000	100%	100%	9.6	100%	100%
Total Operating Properties			2,534,000	1,255,000	94%	94%	218.5	94%	94%

(1)	Stabilized operating properties are either 85% or more leased and commenced or have been in service for 24 months or greater.

(2)
Gross building area is the entire building area, including CRSF (the portion of gross building area where our customers' computer servers are located), common areas, areas controlled by us (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to our customers.

(3)
Percentage leased is expressed as a percentage of CRSF or critical load, as applicable, that is subject to an executed lease. Leases executed as of April 1, 2014 represent $275 million of base rent on a GAAP basis and $288 million of base rent on a cash basis over the next twelve months. Both amounts include $17 million of revenue from management fees over the next twelve months.

(4)	Percentage commenced is expressed as a percentage of CRSF or critical load, as applicable, where the lease has commenced under generally accepted accounting principles.

(5)
Critical load (also referred to as IT load or load used by customers' servers or related equipment) is the power available for exclusive use by customers expressed in terms of megawatt, or MW, or kilowatt, or kW (1 MW is equal to 1,000 kW).

(6)	As of April 23, 2014, VA3 is 95% leased on a critical load basis and 94% leased on a CRSF basis.

DUPONT FABROS TECHNOLOGY, INC.
Lease Expirations
As of April 1, 2014

The following table sets forth a summary schedule of lease expirations at our operating properties for each of the ten calendar years beginning with 2014. The information set forth in the table below assumes that customers exercise no renewal options and takes into account customers’ early termination options in determining the life of their leases under GAAP.

Year of Lease Expiration	Number of Leases Expiring (1)	CRSF of Expiring Commenced Leases (in thousands) (2)	% of Leased CRSF	Total kW of Expiring Commenced Leases (2)	% of Leased kW	% of Annualized Base Rent (3)
2014	2	8	0.7%	1,705	0.8%	1.1%
2015	4	70	5.9%	13,812	6.7%	6.6%
2016	4	32	2.7%	4,686	2.3%	2.4%
2017	14	102	8.6%	18,106	8.9%	8.9%
2018	19	215	18.2%	39,298	19.1%	18.4%
2019	13	171	14.5%	31,337	15.2%	14.8%
2020	10	106	9.0%	16,496	8.0%	8.7%
2021	9	159	13.5%	27,682	13.4%	13.8%
2022	6	75	6.3%	12,812	6.2%	7.1%
2023	4	48	4.1%	6,475	3.1%	2.8%
After 2023	12	196	16.5%	33,425	16.3%	15.4%
Total	97	1,182	100%	205,834	100%	100%

(1)	Represents 34 customers with 97 lease expiration dates. Top four customers represent 62% of annualized base rent.

(2)	CRSF is that portion of gross building area where customers locate their computer servers. One MW is equal to 1,000 kW.

(3)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) multiplied by 12 for commenced leases as of April 1, 2014.

DUPONT FABROS TECHNOLOGY, INC.
Development Projects
As of March 31, 2014
($ in thousands)

Property	Property Location	Gross Building Area (1)	CRSF (2)	Critical Load MW (3)	Estimated Total Cost (4)	Construction in Progress & Land Held for Development (5)	CRSF % Pre- leased	Critical Load % Pre- leased

Current Development Projects
SC1 Phase IIA	Santa Clara, CA	90,000	44,000	9.1	$106,000 - $112,000	$94,018	50%	50%
ACC7 Phase I	Ashburn, VA	126,000	70,000	11.9	90,000 - 95,000	79,214	0%	0%
		216,000	114,000	21.0	196,000 - 207,000	173,232

Future Development Projects/Phases
SC1 Phase IIB	Santa Clara, CA	90,000	44,000	9.1	54,000 - 58,000	54,051
ACC7 Phases II to IV	Ashburn, VA	320,000	176,000	29.7	85,000 - 90,000	72,796
NJ1 Phase II	Piscataway, NJ	180,000	88,000	18.2	39,212	39,212
		590,000	308,000	57.0	$178,212 - $187,212	166,059
Land Held for Development
ACC8	Ashburn, VA	100,000	50,000	10.4		3,986
CH2	Elk Grove Village, IL	338,000	167,000	25.6		16,782
SC2	Santa Clara, CA	200,000	125,000	26.0		5,554
		638,000	342,000	62.0		26,322
Total		1,444,000	764,000	140.0		$365,613

(1)
Gross building area is the entire building area, including CRSF (the portion of gross building area where our customers’ computer servers are located), common areas, areas controlled by us (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to our customers. The respective amounts listed for each of the “Land Held for Development” sites are estimates.

(2)	CRSF is that portion of gross building area where customers locate their computer servers. The respective amounts listed for each of the “Land Held for Development” sites are estimates.

(3)
Critical load (also referred to as IT load or load used by customers’ servers or related equipment) is the power available for exclusive use by customers expressed in terms of MW or kW (1 MW is equal to 1,000 kW). The respective amounts listed for each of the “Land Held for Development” sites are estimates.

(4)
Current development projects include land, capitalization for construction and development and capitalized interest and operating carrying costs, as applicable, upon completion. Future development projects/phases other than SC1 Phase IIB include land, shell and underground work through Phase I opening only. SC1 Phase IIB also includes a portion of the electrical and mechanical infrastructure.

(5)
Amount capitalized as of March 31, 2014. Future development projects/phases other than SC1 Phase IIB include land, shell and underground work through Phase I opening only. SC1 Phase IIB also includes a portion of the electrical and mechanical infrastructure.

DUPONT FABROS TECHNOLOGY, INC.
Debt Summary as of March 31, 2014
($ in thousands)

	March 31, 2014
	Amounts	% of Total	Rates	Maturities (years)
Secured	$115,000	12%	2.0%	4.0
Unsecured	850,000	88%	4.7%	6.7
Total	$965,000	100%	4.4%	6.4

Fixed Rate Debt:
Unsecured Notes due 2021	$600,000	62%	5.9%	7.5
Fixed Rate Debt	600,000	62%	5.9%	7.5
Floating Rate Debt:
Unsecured Credit Facility	—	—	—	2.0
Unsecured Term Loan	250,000	26%	1.9%	4.9
ACC3 Term Loan	115,000	12%	2.0%	4.0
Floating Rate Debt	365,000	38%	1.9%	4.6
Total	$965,000	100%	4.4%	6.4

Note:	We capitalized interest and deferred financing cost amortization of $3.1 million during the three months ended March 31, 2014.

Debt Maturity as of March 31, 2014
($ in thousands)

Year	Fixed Rate		Floating Rate		Total	% of Total	Rates
2014	—		—		—	—	—
2015	—		—		—	—	—
2016	—		3,750	(2)	3,750	0.4%	2.0%
2017	—		8,750	(2)	8,750	0.9%	2.0%
2018	—		102,500	(2)	102,500	10.6%	2.0%
2019	—		250,000	(3)	250,000	25.9%	1.9%
2020	—		—		—	—	—
2021	600,000	(1)	—		600,000	62.2%	5.9%
Total	$600,000		$365,000		$965,000	100%	4.4%

(1)	The 5.875% Unsecured Notes are due September 15, 2021.

(2)
The ACC3 Term Loan matures on March 27, 2018 with no extension option. Quarterly principal payments of $1.25 million begin on April 1, 2016, increase to $2.5 million on April 1, 2017 and continue through maturity.

(3)	The Unsecured Term Loan matures on February 15, 2019 with no extension option.

DUPONT FABROS TECHNOLOGY, INC.
Selected Unsecured Debt Metrics(1)

	3/31/14	12/31/13
Interest Coverage Ratio (not less than 2.0)	5.7	5.8

Total Debt to Gross Asset Value (not to exceed 60%)	30.3%	28.2%

Secured Debt to Total Assets (not to exceed 40%)	3.6%	3.7%

Total Unsecured Assets to Unsecured Debt (not less than 150%)	329.5%	364.8%

(1)	These selected metrics relate to DuPont Fabros Technology, LP's outstanding unsecured notes. DuPont Fabros Technology, Inc. is the general partner of DuPont Fabros Technology, LP.

Capital Structure as of March 31, 2014
(in thousands except per share data)

Line of Credit				$—
Mortgage Notes Payable				115,000
Unsecured Term Loan				250,000
Unsecured Notes				600,000
Total Debt				965,000	29.5%
Common Shares	81%	65,805
Operating Partnership (“OP”) Units	19%	15,585
Total Shares and Units	100%	81,390
Common Share Price at March 31, 2014		$24.07
Common Share and OP Unit Capitalization			$1,959,057
Preferred Stock ($25 per share liquidation preference)			351,250
Total Equity				2,310,307	70.5%
Total Market Capitalization				$3,275,307	100.0%

DUPONT FABROS TECHNOLOGY, INC.
Common Share and OP Unit
Weighted Average Amounts Outstanding

	Q1 2014	Q1 2013
Weighted Average Amounts Outstanding for EPS Purposes:

Common Shares - basic	65,348,269	65,089,972
Shares issued from assumed conversion of:
- Restricted Shares	99,904	99,720
- Stock Options	375,748	739,025
- Performance Units	—	—
Total Common Shares - diluted	65,823,921	65,928,717

Weighted Average Amounts Outstanding for FFO, Normalized FFO and AFFO Purposes:

Common Shares - basic	65,348,269	65,089,972
OP Units - basic	15,607,937	16,167,639
Total Common Shares and OP Units	80,956,206	81,257,611
Shares and OP Units issued from assumed conversion of:
- Restricted Shares	99,904	99,720
- Stock Options	375,748	739,025
- Performance Units	—	—
Total Common Shares and Units - diluted	81,431,858	82,096,356

Period Ending Amounts Outstanding:
Common Shares	65,804,748
OP Units	15,585,537
Total Common Shares and Units	81,390,285

DUPONT FABROS TECHNOLOGY, INC.
2014 Guidance
The earnings guidance/projections provided below are based on current expectations and are forward-looking.

	Expected Q2 2014 per share	Expected 2014 per share
Net income per common share and unit - diluted	$0.30 to $0.31	$1.13 to $1.21
Depreciation and amortization, net	0.29	1.19

FFO per share - diluted (1)	$0.59 to $0.60	$2.32 to $2.40
Loss on early extinguishment of debt	—	—
Normalized FFO per share - diluted (1)	$0.59 to $0.60	$2.32 to $2.40

2014 Debt Assumptions

Weighted average debt outstanding	$987.0 million
Weighted average interest rate (one month LIBOR average 0.17%)	4.47%

Total interest costs	$44.1 million
Amortization of deferred financing costs	3.7 million
Interest expense capitalized	(9.6) million
Deferred financing costs amortization capitalized	(0.6) million
Total interest expense after capitalization	$37.6 million

2014 Other Guidance Assumptions

Total revenues	$405 to $415 million
Base rent (included in total revenues)	$282 to $288 million
Straight-line revenues (included in base rent) (2)	$(4) to $(8) million
General and administrative expense	$17 to $18 million
Investments in real estate - development (3)	$270 to $300 million
Improvements to real estate excluding development	$4 million
Preferred stock dividends	$27 million
Annualized common stock dividend	$1.40 per share
Weighted average common shares and OP units - diluted	81 million
Common share repurchase	No amounts budgeted
Acquisitions of income producing properties	No amounts budgeted

(1)	For information regarding FFO and Normalized FFO, see “Reconciliations of Net Income to FFO, Normalized FFO and AFFO” on page 6 of this earnings release.

(2)	Straight-line revenues are projected to reduce total revenues in 2014 as cash rents are projected to be higher than GAAP rents.

(3)
Represents cash spend expected in 2014 for the ACC7, SC1 Phase IIA, SC1 Phase IIB and CH2 developments. The SC1 Phase IIB development is forecasted to begin in the second quarter of 2014 with an in service date in the first quarter of 2015. The CH2 development is forecasted to begin in the second quarter of 2014 with an in service date in the middle of 2015.